UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36306	20-8179278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on November 29, 2023, Eagle Pharmaceuticals, Inc. (the “Company”) received a delinquency notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the SEC. In its notification, Nasdaq provided the Company 60 days, or until January 26, 2024, to submit to Nasdaq a plan to regain compliance with the Rule. On February 8, 2024, following timely submission of such plan, Nasdaq notified the Company that it was granted an extension of 180 days from the due date of the Form 10-Q, or until May 13, 2024, to regain compliance with the Rule. The Company may be able to regain compliance with the Rule by filing the Form 10-Q with the SEC (and any other reports required to be filed) on or before the end of such extension period. If the Company fails to regain compliance prior to the expiration of the extension period, Nasdaq will provide written notification that the Company’s securities will be delisted. If that occurs, the Company may appeal Nasdaq’s determination before a Hearing Panel. However, there can be no assurance that the Company will be able to regain compliance within the deadline prescribed by Nasdaq, that any appeal would be successful, or that the Company will be able to maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: statements relating to the Company’s SEC filings and the timing thereof, the Company’s ability to regain compliance with the Nasdaq Listing Rules within the deadline prescribed or at all, and the outcome of any hearing process. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and the timing thereof, the discovery of additional information, further delays in the Company’s financial reporting, including as a result of unanticipated factors, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities and the risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as well as subsequent filings with the SEC. The Company does not give any assurance that it will achieve its expectations. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2024

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Michael Graves
Michael Graves
Interim Executive Chairman of the Board and Interim Principal Executive Officer